ADDENDUM TO CONVERTIBLE DEBENTURE, WARRANT TO PURCHASE COMMON STOCK AND SECURITIES PURCHASE AGREEMENT

This Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement (“Addendum”) is entered into as of the 9th day of June 2006 by and between Material Technologies, Inc., a Delaware corporation (“Material”) and Golden Gate Investors, Inc., a California corporation (“GGI”).

WHEREAS, Material and GGI are parties to that certain 5 ¼ % Convertible Debenture dated as of December 16, 2005 (“Debenture”); and

WHEREAS, Material and GGI are parties to that certain Warrant to Purchase Common Stock dated as of December 16, 2005 (“Warrant”); and

WHEREAS, Material and GGI are parties to that certain Securities Purchase Agreement dated as of December 16, 2005 (“Securities Purchase Agreement”); and

WHEREAS, the parties desire to amend the Debenture, Warrant and Securities Purchase Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Material and GGI agree as follows:

1.	All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2.
The parties shall enter into an additional three $1,000,000 convertible debentures, each on the same terms and conditions as the Convertible Debenture. The parties must enter into each such additional convertible debenture no later than sixty days after the Debenture Principal Amount is less than $600,000 for the prior debenture. GGI shall fund $100,000 of the Purchase Price for each additional convertible debenture at the time of entering into each additional convertible debenture, with the remaining portion of the Purchase Price to be funded upon notification and verification that the Registration Statement has been declared effective by the Securities and Exchange Commissions and shares can legally be issued to GGI. In the event that GGI fails to enter into any of the three additional convertible debentures in accordance with the terms hereof, GGI shall pay to Material liquidated damages of $100,000.

3.	Except as specifically amended herein, all other terms and conditions of the Debenture and Securities Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Material and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Material Technologies, Inc.                     Golden Gate Investors, Inc.

By: /s/ Robert M. Bernstein                     By: /s/ Travis Huff

Name: Robert M. Bernstein                     Name: Travis Huff

Title: CEO                                              Title: Portfolio Manager